                                                                     Exhibit h-1

                            ADMINISTRATION AGREEMENT

     Agreement dated as of July 1, 2005 by and between State Street Bank and Trust Company, a Massachusetts trust company (the "Administrator") and Wasatch Funds, Inc. (the "Fund").

     WHEREAS, the Fund is registered as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund desires to retain the Administrator to furnish certain administrative services to the Fund, and the Administrator is willing to furnish such services, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.   APPOINTMENT OF ADMINISTRATOR

     The Fund hereby appoints the Administrator to act as administrator with respect to the Fund's investment portfolios listed in Schedule A for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

     In the event that the Fund wishes to retain the Administrator to act as administrator hereunder with respect to additional portfolios ("Additional Funds") hereinafter established by the Fund, the Fund shall notify the Administrator in writing. Upon written acceptance by the Administrator, such Additional Funds shall be listed on an amended Schedule A and the provisions of this Agreement (including those relating to the compensation and expenses payable by the Administrator) may be modified with respect to each Additional Fund in writing by the Fund and the Administrator at the time of the addition of the Additional Funds.

2.   DELIVERY OF DOCUMENTS

     The Fund will promptly deliver to the Administrator upon request copies of each of the following documents and all future amendments and supplements, if any:

     a.   The Articles of Incorporation for the Fund;

     b.   The Fund's Bylaws;

     c. The currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act for the Fund, the Prospectus(es) and Statement(s) of Additional Information relating to the Fund and all amendments and supplements thereto as in effect from time to time;


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     d.   Certified copies of the resolutions of the Board of Directors of the
          Fund (the "Board") authorizing (1) the Fund to enter into this Agreement and (2) certain authorized individuals to give instructions to the Administrator pursuant to this Agreement;

     e. Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.   REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

     The Administrator represents and warrants to the Fund that:

     a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

     b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

     c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

     d. No legal or administrative proceedings have been instituted or threatened which would materially impair the Administrator's ability to perform its duties and obligations under this Agreement; and

     e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

4.   REPRESENTATIONS AND WARRANTIES OF THE FUND

     The Fund represents and warrants to the Administrator that:

     a. It is a corporation, duly organized, existing and in good standing under the laws of the State of Minnesota;

     b. It has the corporate power and authority under applicable laws and by its charter and Bylaws to enter into and perform this Agreement;

     c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;


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

     d. No legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement; and

     e. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

     f.   It is an investment company properly registered under the 1940 Act.

     g. As of the close of business on the date of this Agreement, the Fund is authorized to issue shares of common stock or beneficial interest, as applicable.

5.   ADMINISTRATION SERVICES

     The Administrator shall provide the services set forth on Schedules B and C annexed hereto, in each case, subject to the direction of the Fund in accordance with procedures which may be established from time to time between the Fund and the Administrator.

     The Administrator shall provide the office facilities and personnel required by it to perform the services contemplated herein.

6.   FEES; EXPENSES; EXPENSE REIMBURSEMENT

     The Administrator shall receive from the Fund such compensation for the Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the Fee Schedule to this Agreement. The fees are calculated based on the average daily net assets of the Fund and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Fund shall reimburse the Administrator for its out-of-pocket costs incurred in connection with this Agreement.

     The Fund agrees to reimburse the Administrator for any other expenses not contemplated by this Agreement as mutually agreed upon in writing by the Fund and the Administrator from time to time.

     The Administrator is authorized to and may employ or associate with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Fund for the acts and omissions of any such person or persons as it is for its own acts and omissions.


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

7.   INSTRUCTIONS AND ADVICE

     At any time, the Administrator may apply to any officer of the Fund for instructions and may consult with outside counsel for the Fund or the independent auditors for the Fund at the expense of the Fund, or other authorized individuals designated in writing by the Fund, for instructions with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall not be liable, and shall be indemnified by the Fund, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by such officers or authorized individuals. The Administrator shall not be held to have notice of any change of authority of any officer or authorized individual until receipt of written notice thereof from the Fund. Nothing in this Section shall be construed as imposing upon the Administrator any obligation to seek such instructions.

8.   LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement, including those set forth on Schedule B annexed hereto which forms a part hereof, as such Schedule B may be amended from time to time, and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the negligence or willful misconduct of the Administrator, its officers or employees. The Administrator shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder. In any event, the Administrator's cumulative liability for each calendar year (a "Liability Period") with respect to the Fund under this Agreement, regardless of the form of action or legal theory, shall be limited to the total annual compensation earned by the Administrator with respect to the Fund and fees payable hereunder during the preceding Compensation Period, as defined herein, for any liability or loss suffered by the Fund including, but not limited to, any liability relating to qualification of the Fund as a regulated investment company or any liability relating to the Fund's compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period. "Compensation Period" shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Fund's liability for that period have occurred. Notwithstanding the foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Administrator for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2005 shall be the date of this Agreement through December 31, 2005 on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2006 and terminating on December 31, 2006 shall be January 1, 2006 through December 31, 2006.

     The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

     The Fund shall indemnify and hold the Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator's acceptance of this Agreement, any action or omission by the Administrator in the performance of its duties hereunder, or as a result of the Administrator's acting upon any instructions reasonably believed by it to have been duly authorized by the Fund, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own negligence or willful misconduct.

     The indemnification contained herein shall survive the termination of this Agreement.

9.   CONFIDENTIALITY

     The Administrator agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to the Fund or the Fund's shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Fund.

10.  COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

     The Fund assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

     In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains pursuant to its duties under this Agreement shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains pursuant to its duties under this Agreement pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above.

11.  SERVICES NOT EXCLUSIVE

     The services of the Administrator under this Agreement are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and, unless otherwise expressly provided herein or authorized by the Fund from time to time, shall have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

12.  TERM, TERMINATION AND AMENDMENT

     (a) This Agreement shall become effective on the date of its execution and shall remain in full force and effect unless either party terminates this Agreement upon at least sixty (60) days prior written notice to the other party, or unless the Fund terminates the services of Administrator prior to that date. Termination of this Agreement may be effected with or without cause and without the payment of any penalty; provided, however, that the Fund and Administrator specifically agree that any compensation or expense described in Section 12 (c) below shall not be deemed a penalty.

     (b) Termination of this Agreement with respect to a portfolio shall in no way affect the continued validity of this Agreement with respect to any other portfolio. Upon termination of this Agreement with respect to a portfolio, Schedule A shall be amended to reflect the portfolios subject to the terms of this Agreement.

     (c) Upon termination of this Agreement, the Fund shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination.

     (d) This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

13.  NOTICES

     Any instruction, notice, communication or other instrument required to be given hereunder may be (a) delivered in person to the offices of the parties as set forth herein during normal business hours; or (b) effected directly between electro-mechanical or electronic devices; or (c) delivered prepaid registered mail (in which case it shall be deemed to have been served at the expiration of five business days after posting); or (d) delivered by telecopy (in which case it shall be deemed to have been served on the business day after the receipt thereof). Each party hereto shall designate from time to time the person(s) and address(es) for Proper Instructions and other communications related to the daily operations. Instructions and other communications related to this Agreement (including, but not limited to termination, breach, or default) shall be delivered at the following addresses or such other addresses as may be notified by any party from time to time.


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

if to the Fund:

Wasatch Funds, Inc.
150 Social Hall Avenue, 4th Floor
Salt Lake City, UT 84111
Attn: President
Phone: 801-533-0777
Fax: 801-533-9828

If to the Administrator:

State Street Bank and Trust Company
801 Pennsylvania Avenue
Kansas City, MO 64105
Attn: Vice President, Fund Administration
Fax: 816-871-9675

14.  NON-ASSIGNABILITY

     This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party, except that the Fund or Administrator may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Fund or Administrator.

15.  SUCCESSORS

     This Agreement shall be binding on and shall inure to the benefit of the Fund and the Administrator and their respective successors and permitted assigns.

16.  ENTIRE AGREEMENT

     This Agreement and the Fee Schedule contain the entire understanding between the parties hereto with respect to the subject matter hereof and supersede all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

17.  WAIVER

     The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.


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

18.  SEVERABILITY

     If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

19.  GOVERNING LAW

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

20.  REPRODUCTION OF DOCUMENTS

     This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                                        WASATCH FUNDS, INC.


                                        By: /s/ Samuel S. Stewart, Jr.
                                            ------------------------------------
                                        Name: Samuel S. Stewart, Jr., PhD
                                        Title: President and Director


                                        STATE STREET BANK AND TRUST COMPANY


                                        By: /s/ Allen R. Strain
                                            ------------------------------------
                                        Name: Allen R. Strain
                                        Title: Senior Vice President

                                   SCHEDULE A

                               LIST OF PORTFOLIOS

WASATCH FUNDS, INC.:

Wasatch Core Growth Fund
Wasatch Global Science & Technology Fund
Wasatch Heritage Growth Fund
Wasatch International Growth Fund
Wasatch International Opportunities Fund
Wasatch Micro Cap Fund
Wasatch Micro Cap Value Fund
Wasatch Small Cap Growth Fund
Wasatch Small Cap Value Fund
Wasatch Ultra Growth Fund
Wasatch-Hoisington U.S. Treasury Fund


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

                                   SCHEDULE B

                         ADMINISTRATION RESPONSIBILITIES

a. Review the calculation of each Fund's net asset value per share ("NAV"); such review will be performed the next business day following the date the NAV has been computed and includes, but is not limited to: (i) reviewing security price changes greater than 10%, (ii) performing a stale price review for prices greater than two days, (iii) performing a manual price review and (iv) reviewing corporate actions for reasonableness;

b. Prepare for review and approval by officers of the Fund the Funds' financial information contained within the Fund's semi-annual and annual shareholder reports, Form N-Q reports and other quarterly reports (as mutually agreed upon), including tax footnote disclosures where applicable, proxy statements and other communications required or otherwise to be sent to Fund shareholders;

c. Coordinate the audit of the Fund's financial statements by the Fund's independent accountants, including the preparation of supporting audit workpapers and other schedules, and make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request;

d. Prepare for review by an officer of the Fund the Fund's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A, Form N-CSR and such other reports, forms or filings as may be mutually agreed upon;

e. Prepare for review by an officer of the Fund annual fund expense budgets, perform accrual analyses and rollforward calculations and recommend changes to fund expense accruals on a periodic basis, arrange for payment of the Fund's expenses, review calculations of fees paid to the Fund's investment adviser, custodian, fund accountant, distributor and transfer agent, and obtain authorization of accrual changes and expense payments;

f. Provide periodic testing of portfolios with respect to compliance with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and the Fund's prospectus limitations as may be mutually agreed upon, including quarterly compliance reporting to the Fund's officers as well as preparation of Board compliance materials;

g. Prepare and furnish total return performance information, including such information on an after-tax basis, calculated in accordance with applicable U.S. securities laws and regulations, as may be reasonably requested by fund management;

h.   Prepare and disseminate vendor survey information;


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

i. Prepare and coordinate the filing of Rule 24f-2 notices, including coordination of payment;

j.   Prepare and coordinate the filing of Form N-PX;

k. Provide on a periodic basis information to the Fund's Chief Compliance Officer regarding the Administrator's compliance with its Compliance Program;

l. Provide sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 with respect to the services provided by the Administrator;

m. Maintain certain books and records of the Fund as required under Rule 31a-1(b) of the 1940 Act, as may be mutually agreed upon;

n. Consult with the Fund's officers, independent accountants, legal counsel, custodian, fund accountant, distributor, and transfer agent in establishing the accounting policies of the Fund;

o. Perform Blue Sky services pursuant to the specific instructions of the Fund's officers as detailed in Schedule C;

p. Prepare agenda and background materials for Board and Committee meetings, make presentations at Board and Committee meetings where appropriate, prepare minutes and follow-up on matters raised at Board and Committee meetings and attend shareholder meetings and prepare minutes;

q. If requested by Fund management, prepare and mail quarterly and annual Code of Ethics forms for disinterested Board members, including a review of returned forms against portfolio holdings and reporting to the Board;

r. Prepare for filing with the SEC Form N-CSR and amendments to the Fund's registration statement, including updating the Prospectus and Statement of Additional Information;

s. Prepare for filing with the SEC proxy statements and provide consultation on proxy solicitation matters;

t.   Maintain general Board calendars and regulatory filings calendars;

u.   Maintain copies of the Fund's charter and by-laws;

v. Act as liaison to legal counsel to the Fund if desired and, where applicable, to legal counsel to the Fund's independent Board members;

w. Assist in developing guidelines and procedures to improve overall compliance by the Fund;


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

x. Assist the Fund in the handling of routine regulatory examinations and work closely with the Fund's legal counsel in response to any non-routine regulatory matters;

y. Coordinate with insurance providers, including soliciting bids for Directors & Officers/Errors & Omissions insurance and fidelity bond coverage, file fidelity bonds with the SEC and make related Board presentations;

z.   Compute tax basis provisions for both excise and income tax purposes;

aa. Prepare each Fund's federal, state, and local income tax returns and extension requests for review and for filing by the Fund's independent accountants and filing by the Fund's treasurer, including Form 1120-RIC, Form 8613 and Form 1099-MISC;

bb.  Coordinate Forms 1042/1042S with the Fund's transfer agent;

cc.  Prepare information for Section 852 mailings;

dd. Review and sign off on periodic income distribution calculations and annual minimum distribution calculations (income and capital gain) prior to their declaration; and

ee. Provide periodic certifications and reasonable documentation to the Chief Compliance Officer of the Fund in connection with Rule 38a-1 of the 1940 Act.


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

                                   SCHEDULE C
                               NOTICE FILING WITH
                         STATE SECURITIES ADMINISTRATORS

AT THE SPECIFIC DIRECTION OF THE FUND, THE ADMINISTRATOR WILL PREPARE REQUIRED DOCUMENTATION AND MAKE NOTICE FILINGS IN ACCORDANCE WITH THE SECURITIES LAWS OF EACH JURISDICTION IN WHICH FUND SHARES ARE TO BE OFFERED OR SOLD PURSUANT TO INSTRUCTIONS GIVEN TO THE ADMINISTRATOR BY THE FUND.

THE FUND SHALL BE SOLELY RESPONSIBLE FOR THE DETERMINATION (I) OF THOSE JURISDICTIONS IN WHICH NOTICE FILINGS ARE TO BE SUBMITTED AND (II) THE NUMBER OF FUND SHARES TO BE PERMITTED TO BE SOLD IN EACH SUCH JURISDICTION. IN THE EVENT THAT THE ADMINISTRATOR BECOMES AWARE OF (A) THE SALE OF FUND SHARES IN A JURISDICTION IN WHICH NO NOTICE FILING HAS BEEN MADE OR (B) THE SALE OF FUND SHARES IN EXCESS OF THE NUMBER OF FUND SHARES PERMITTED TO BE SOLD IN SUCH JURISDICTION, THE ADMINISTRATOR SHALL REPORT SUCH INFORMATION TO THE FUND, AND IT SHALL BE THE FUND'S RESPONSIBILITY TO DETERMINE APPROPRIATE CORRECTIVE ACTION AND INSTRUCT THE ADMINISTRATOR WITH RESPECT THERETO.

The Blue Sky services shall consist of the following:

     1.   Filing of Fund's Initial Notice Filings, as directed by the Fund;

     2.   Filing of Fund's renewals and amendments as required;

     3. Filing of amendments to the Fund's registration statement where required;

     4.   Filing Fund sales reports where required;

     5.   Payment at the expense of the Fund of all Fund Notice Filing fees;

     6. Filing the Prospectuses and Statements of Additional Information and any amendments or supplements thereto where required;

     7.   Filing of annual reports and proxy statements where required; and

     8. The performance of such additional services as the Administrator and the Fund may agree upon in writing.

Unless otherwise specified in writing by the Administrator, Blue Sky services by the Administrator shall not include determining the availability of exemptions under a jurisdiction's blue sky law. Any such determination shall be made by the Fund or its legal counsel. In connection with the services described herein, the Fund shall issue in favor of the Administrator a power of attorney to submit Notice Filings on behalf of the Fund, which power of attorney shall be substantially in the form of Exhibit I attached hereto.


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

                                    EXHIBIT I

                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of July 1, 2005 that Wasatch Funds, Inc., on behalf of each of its series (collectively the "Funds"), with principal offices at 150 Social Hall Avenue, 4th Floor, Salt Lake City, Utah, makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Administrator") with principal offices at One Lincoln Street, Boston, Massachusetts 02110 its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. NOTICE FILINGS FOR FUND SHARES. The power to submit notice filings for the Funds in each jurisdiction in which the Funds' shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all of the Funds' applications including without limitation, applications to provide notice for the Funds' shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, or other documents and instruments now or hereafter required or appropriate in the judgment of the Administrator in connection with the notice filings of the Funds' shares.

2. CHECKS. The power to draw, endorse, and deposit checks in the name of the Funds in connection with the notice filings of the Funds' shares with state securities administrators.

3. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer, Blue Sky Manager or Senior Blue Sky Administrator at the Administrator shall have authority to act on behalf of the Funds with respect to items 1 and 2 above.

The execution of this Limited Power of Attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by Administrator of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Administrator as or otherwise authorize the Administrator to act as an officer, director or employee of the Funds.

IN WITNESS WHEREOF, Wasatch Funds, Inc. has caused this Limited Power of Attorney to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.

WASATCH FUNDS, INC.


By: /s/ Angela M. Palmer
    ---------------------------------
Name: Angela M. Palmer
Title: Secretary

Subscribed and sworn to before me
this 25th day of October, 2005


/s/ Allison D. Jenkins
-------------------------------------
Notary Public
State of Utah
In and for the County of Salt Lake
My Commission expires September 9, 2007


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